UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2020

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
On August 5, 2020, the board of directors (the “Board”) of Liberty Latin America Ltd. (the “Company”) authorized the issuance of subscription rights (the “Class C Rights”) to purchase Class C common shares of the Company, par value $0.01 per share (“Class C Common Shares”), in a rights offering (the “Rights Offering”) to be distributed to holders of the Company’s Class A common shares, par value $0.01 per share, Class B common shares, par value $0.01 per share, and Class C Common Shares. The aggregate intended size of the Rights Offering is $350 million, and each whole Class C Right will entitle the holder to acquire a Class C Common Share at a price equal to a 25% discount to the volume weighted average price of the Class C Common Shares over a period to be determined prior to the record date. Net proceeds from any exercise of rights in the Rights Offering are expected to be used to finance acquisitions, including the recently announced acquisition of Telefonica’s Costa Rica mobile business, and for other general corporate purposes. The Rights Offering will be made pursuant to a registration statement and prospectus to be filed by the Company with the Securities and Exchange Commission.

The record date for the distribution of the Class C Rights is 5:00 p.m., New York City time, on September 8, 2020. It is expected that the proposed Rights Offering will commence on September 11, 2020, and expire on September 25, 2020, subject to extension. The distribution date for the Class C Rights is expected to be 5:00 p.m. New York City time on September 10, 2020.

The proposed Rights Offering is subject to certain conditions, and the Company reserves the right to terminate the Rights Offering at any time and for any reason, including following the distribution of the Class C Rights.

For additional information regarding the Rights Offering, please see the press release attached hereto as Exhibit 99.1.

This Current Report on Form 8-K and the information contained in the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.
Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the distribution of the Class C Rights, the Rights Offering and the timing thereof and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, without limitation, the Company’s ability to satisfy the conditions to the distribution of the Class C Rights and the Company’s ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the Company’s filings with the Securities and Exchange Commission, including its most recently filed Form 10-K and Form 10-Q, for additional information about the risks and uncertainties related to the Company’s business that may affect the statements made in this Current Report on Form 8-K.

Not a Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

99.1	Press release dated August 5, 2020
101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.CAL	XBRL Inline Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ MICHAEL D. OLIVER
Michael D. Oliver
Vice President, Global Financial Reporting

Date: August 10, 2020